EXHIBIT 4.1


Form of Option Conversion Agreement by and between Astoria Financial Corporation and Former Director or Officer of Long Island Bancorp, Inc. dated September 30, 1998.

                                  EXHIBIT 4.1
                                  -----------

      Form of Option Conversion Agreement by and between Astoria Financial Corporation and Former Director or Officer of Long Island Bancorp, Inc.
                           dated September 30, 1998.


                          ASTORIA FINANCIAL CORPORATION

                STOCK OPTIONS ASSUMED PURSUANT TO SECTION 1.04 OF
       THE AGREEMENT AND PLAN OF MERGER DATED APRIL 2, 1998 (AS AMENDED) BETWEEN ASTORIA FINANCIAL CORPORATION AND LONG ISLAND BANCORP, INC.

                          OPTION CONVERSION CERTIFICATE
                          -----------------------------





______________________________________________           ________-____-________
                NAME OF OPTION HOLDER                    SOCIAL SECURITY NUMBER

_______________________________________________________________________________
                                 STREET ADDRESS

______________________________  ________________  _____________________________
         CITY                        STATE                      ZIP CODE

This Option Conversion Certificate sets forth the terms and conditions on which options to purchase common stock of Long Island Bancorp, Inc. ("LISB Options") granted to the Option Holder named above by Long Island Bancorp, Inc. ("LISB") and outstanding at the Effective Time of the merger of LISB into Astoria Financial Corporation ("AFC") have been converted into options to purchase common stock of AFC ("Converted Options") pursuant to section 1.04 of the Agreement and Plan of Merger dated as of April 2, 1998, as amended, by and between AFC and LISB (the "Merger Agreement"). Below are specific terms and conditions applicable to this Converted Option. Attached as Exhibit A are its general terms and conditions.

===================================================================================================
                                         (A)         (B)         (C)         (D)          (E)
===================================================================================================
LISB OPTION
---------------------------------------------------------------------------------------------------
                       Grant Date:
---------------------------------------------------------------------------------------------------
          Class of Optioned Shares      Common      Common     Common       Common      Common
---------------------------------------------------------------------------------------------------
                     No. of Shares
---------------------------------------------------------------------------------------------------
          Exercise Price Per Share
---------------------------------------------------------------------------------------------------
         Option Type (ISO or NQSO)
---------------------------------------------------------------------------------------------------
       Plan (Employee or Director)
---------------------------------------------------------------------------------------------------
            Option Expiration Date
---------------------------------------------------------------------------------------------------
CONVERTED OPTION
---------------------------------------------------------------------------------------------------
         Class of Optioned Shares*      Common      Common     Common       Common      Common
---------------------------------------------------------------------------------------------------
                    No. of Shares*
---------------------------------------------------------------------------------------------------
         Exercise Price Per Share*
---------------------------------------------------------------------------------------------------
         Option Type (ISO or NQSO)
---------------------------------------------------------------------------------------------------
           Option Expiration Date*
===================================================================================================
      *SUBJECT TO ADJUSTMENT AS PROVIDED IN THE GENERAL TERMS AND CONDITIONS.

By signing where indicated below, AFC grants this Converted Option upon the specified terms and conditions, and the Option Holder (1) acknowledges receipt of this Option Conversion Certificate, including Exhibit A and Appendices A and B thereto, and agrees to observe and be bound by the terms and conditions set forth herein,(2) acknowledges receipt of the Prospectus dated September 30, 1998 pursuant to which shares of common stock of AFC which may be acquired upon exercise of Converted Options are being offered and (3) agrees that this Option Conversion Certificate and the attached Exhibit A (and Appendices A and B attached thereto) supersedes, in their entirety, any and all prior terms and conditions, agreements, understandings and arrangements, whether or not in writing, with respect to his or her LISB Options.

ASTORIA FINANCIAL CORPORATION                OPTION HOLDER


By______________________________________     __________________________________
     NAME:  ALAN P. EGGLESTON
    TITLE:  EXECUTIVE VICE PRESIDENT

                                                                       EXHIBIT A
                                                                       ---------
                          ASTORIA FINANCIAL CORPORATION
                 STOCK OPTIONS GRANTED PURSUANT TO SECTION 1.04
            OF THE AGREEMENT AND PLAN OF MERGER, DATED APRIL 2, 1998,
              AS AMENDED, BETWEEN ASTORIA FINANCIAL CORPORATION AND
                            LONG ISLAND BANCORP, INC.

                          GENERAL TERMS AND CONDITIONS

      SECTION 1. APPLICABILITY.

          This Exhibit A establishes the general terms and conditions applicable to all options to purchase Common Stock, par value .01 per share, of Astoria Financial Corporation ("AFC Common Stock") that have been granted by Astoria Financial Corporation ("AFC") pursuant to section 1.04 of the Agreement and Plan of Merger, dated April 2, 1998, as amended, by and between AFC and Long Island Bancorp, Inc. (the "Merger Agreement") in substitution for options to purchase common stock of Long Island Bancorp, Inc. ("LISB Common Stock") outstanding under the Long Island Bancorp, Inc. 1994 Stock Incentive Plan (the "LISB Employees Plan") or the Long Island Bancorp, Inc. 1994 Non-Employee Directors' Stock Option Program (the "LISB Directors Plan") at the Effective Time of the merger of Long Island Bancorp, Inc. ("LISB") with and into AFC pursuant to the Merger Agreement (the "Effective Time"). For purposes of this Exhibit A and the Option Conversion Certificate to which it is attached, options to purchase LISB Common Stock that are outstanding at the Effective Time are referred to as "LISB Options," the options to purchase AFC Common Stock that are granted in substitution therefor are referred to as "Converted Options," and holders of LISB Options or Converted Options are referred to as "Option Holders." This Exhibit A, together with the Option Conversion Certificate to which it is attached, constitute an Option Conversion Agreement containing all of the terms and conditions of the Converted Options and supersede in their entirety all of the terms and conditions of the LISB Employees Plan and the LISB Directors Plan and any other agreements, understandings or arrangements, whether or not in writing, evidencing or pertaining to any LISB Option.

      SECTION 2. AFC COMMON STOCK SUBJECT TO CONVERTED OPTION.

          The maximum number of shares of AFC Common Stock which may be purchased upon exercise of a Converted Option is the number shown on the Option Holder's Option Conversion Certificate. The number of shares of AFC Common Stock which may be purchased upon exercise of the Converted Option at any time is the maximum number shown on the Option Holder's Option Conversion Certificate reduced by one share for each share of AFC Common Stock as to which the Converted Option has previously been exercised. The number of shares of AFC Common Stock which may be purchased upon exercise of the Converted Option is subject to adjustment at the time and in the manner provided in section 13 below.

      SECTION 3. INCENTIVE STOCK OPTION TREATMENT.

          If a LISB Option is designated as an ISO on the Option Holder's Stock Option Certificate, AFC intends the Converted Option evidenced thereby to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986 ("Code") to the maximum permissible extent. If the LISB Option is not designated as an ISO, and to the extent that the terms of any LISB Option designated as an ISO do not permit it (or any portion thereof) to qualify as an "incentive stock option" under the Code, the Converted Option or the part not so qualifying shall be exercisable in accordance with its terms and treated as a non-qualified stock option under the Code.

      SECTION 4. OPTION PERIOD.

      (a) The Converted Option shall be exercisable at any time during the period beginning at the Effective Time and ending on the earliest to occur of the following dates and times:

          (i) the Option Expiration Date shown on the Option Conversion Certificate; and

          (ii) if the Option Holder incurred a Termination of Service (as defined below) prior to the Effective Time, the close of business on:
     (A) the first anniversary of a Termination of Service that is due to Retirement (as defined below), Disability (as defined below) or death and (B) ninety (90) days after a Termination of Service (as defined below) that was not due to Retirement, Disability, or death or a Termination for Cause (as defined below); and

          (iii) if the Option Holder did not incur a Termination of Service prior to the Effective Time: (A) the date and time of the Option Holder's Termination of Service (as defined below) that is a Termination for Cause; (B) in the case of Converted Options issued in substitution for Prior LISB Options granted under the LISB Employees Plan, the close of business on the first anniversary of the Option Holder's Termination of Service that is not a Termination for Cause; and (C) in the case of Converted Options issued in substitution for Prior LISB Options under the LISB Directors Plan, the date and time of a Termination of Service that results from a voluntary resignation or refusal to stand for election as a director or advisory director that is not due to Retirement, death or Disability, and the first anniversary of Termination of Service in all other cases

(the "Option Period").

      (b) An Option Holder's "Termination of Service" shall be deemed to occur: (i) before the Effective Time, on the earliest date on which he or she is neither an employee nor a non-employee director (including an advisory or emeritus director) nor a consultant with respect to LISB or any of its subsidiaries and (ii) on or after the Effective Time, on the earliest date on which he or she is neither an employee nor a non-employee director (including an advisory or emeritus director) nor a consultant with respect to AFC or any of its subsidiaries. An Option Holder who is an employee, non-employee director (including an advisory or emeritus director) or consultant of LISB or any of its subsidiaries immediately prior to the Effective Time and who becomes an employee, non-employee director (including an advisory or emeritus director) or consultant of AFC or any of its subsidiaries at the Effective Time shall not incur a Termination of Service as of the Effective Time.

      (c) An Option Holder's Termination of Service at or after the
Effective Time shall be deemed a "Termination for Cause" if it is due to the Option Holder's: (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iv) intentional failure to perform stated duties, (v) breach of a fiduciary duty involving personal profit, or (vi) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

      (d) An Option Holder's Termination of Service prior to the Effective
Time shall have been due to "Retirement" if it constituted: (i) in the case of a LISB Option granted under the LISB Employees Plan, retirement from active employment with LISB and all of its subsidiaries upon or after attainment of (A) age sixty-five (65), (B) age sixty (60) if such retirement was approved by the committee constituted under section 3 of the LISB Employees Plan (the "LISB Committee"), or (C) age fifty-five (55) if at the time of such retirement the sum of the Option Holder's age plus years of "Vested Service" under the Retirement Plan of The Long Island Savings Bank, FSB in RSI Retirement Trust was at least eighty-five (85) years and (ii) in the case of a LISB Option granted under LISB Directors Plan, voluntary retirement from active service as a director of Long Island Bancorp, Inc. upon or after attaining age 75.

      (e) An Option Holder's Termination of Service prior to the Effective
Time shall have been due to "Disability" if it constituted: (i) in the case of a LISB Option granted under the LISB Employees Plan, (A) disability as defined under any employment agreement or consulting agreement in effect for the Option Holder at the time of such Termination of Service or (B) if the Option Holder was not then a party to an employment agreement or consulting agreement which contained a definition of the term disability, then: (I) disability as determined by the LISB Committee in accordance with standards and procedures similar to those under any group long-term disability plan in effect for employees of LISB or The Long Island Savings Bank, FSB (if any) and (II) if there was no such plan, physical or mental disability which was determined in writing to be total and permanent by a medical physician selected in good faith by the LISB Committee and (ii) in the case of a LISB Option granted under the LISB Directors Plan, a physical or mental disability which was determined in writing to be total and permanent by an independent physician selected in good faith by the Board of Directors of LISB and reasonably satisfactory to the Option Holder.

      (f) Any and all determinations, consents or approvals required or permitted to be made or given by the LISB Committee prior to the Effective Time may be made or given by the AFC Committee after the Effective Time.

      SECTION 5. EXERCISE PRICE.

          During the Option Period, the Option Holder shall have the right to purchase all or any portion of the AFC Common Stock then available for purchase upon exercise of the Converted Option at the Exercise Price per Share specified for the Converted Option on the Stock Option Certificate.

      SECTION 6. METHOD OF EXERCISE.

          The Option Holder may, at any time during the Option Period, exercise his or her right to purchase all or any part of the optioned AFC Common Stock; PROVIDED, HOWEVER, that the minimum number of shares of optioned Common Stock which may be purchased shall be one hundred (100) or, if less, the total number of shares of optioned AFC Common Stock then subject to the Converted Option. The Option Holder shall exercise such right by:

          (a) giving written notice to AFC, in the form attached hereto as Appendix A; and

          (b) either (i) delivering to AFC full payment of the Exercise Price for the Common Stock to be purchased or (ii) requesting a Cashless Exercise pursuant to section 7 below or a Net Exercise pursuant to section 8 below, in either case which is approved by AFC.

The date of exercise shall be the earliest date practicable following the date the requirements of this section 6 have been satisfied, but in no event more than three (3) days after such date. Except as provided below in the case of a Net Exercise, payment shall be made in United States dollars by certified check, money order or bank draft made payable to the order of Astoria Financial Corporation or in such other manner as AFC may agree to accept. As soon as is practicable following the date on which the Option Holder has satisfied the requirements of this section 6, the Committee shall take such action as is necessary to cause AFC to issue a stock certificate evidencing the AFC Common Stock that has been purchased. The Option Holder shall have no right to vote or to receive dividends, nor have any other rights with respect to AFC Common Stock subject to the Converted Option, prior to the date as of which such AFC Common Stock is transferred to the Option Holder on the stock transfer records of AFC, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected.

      SECTION 7. CASHLESS EXERCISE.

      (a) For purposes of this section 7, a "Cashless Exercise" is a transaction in which the Option Holder exercises all or a portion of the Converted Option, AFC issues the entire number of shares of AFC Common Stock for which the Converted Option is exercised, and AFC receives directly from a third party who is not the Option Holder the entire Exercise Price that is due.

      (b) The Option Holder may request that AFC permit him or her to exercise the Converted Option (or any portion thereof permitted under section 6) in a Cashless Exercise. If the Converted Option in question was granted in substitution for a LISB Option granted under the LISB Employees Plan, AFC shall either (i) approve such request or (ii) treat such request as a request for a Net Exercise pursuant to section 8 below. If the Converted Option was granted in substitution for a LISB Option granted under the LISB Directors Plan, AFC may, but shall have no obligation to, approve such request.

      (c) If a request for a Cashless Exercise is approved, then AFC shall take one of the following actions:

          (i) AFC shall cause the Converted Option to be exercised through the cashless exercise program implemented by LISB and in effect at the Effective Time, as such cashless exercise program may thereafter be modified by AFC from time to time. Under this program, a broker or brokers approved by AFC will establish with AFC coordinated procedures for the broker to (A) purchase from the Option Holder, in a principal transaction for the broker's own account, all or a portion of the AFC Common Stock that is purchased by the Option Holder upon exercise of the Converted Option and (B) remit directly to AFC on behalf of the Option Holder a portion of the purchase price equal to aggregate Exercise Price due upon exercise of the Converted Option.

          (ii) If AFC, in its sole and absolute discretion, determines not to continue the cashless exercise program described in section 7(b)(i) but makes available one or more other cashless exercise programs for holders of options to purchase AFC Common Stock, AFC shall permit the Converted Option to be exercised through any cashless exercise then made available by AFC to the holders of any other options to purchase AFC Common Stock granted in consideration for service as an officer or director of AFC or of its predecessors or any of their respective subsidiaries.

          (iii) If AFC, in its sole and absolute discretion, determines not to continue the cashless exercise program described in section 7(c)(i) and does not make available other cashless exercise programs described in section 7(c)(ii), it shall cooperate with the Option Holder in a cashless exercise effected through a broker selected by the Option Holder and reasonably satisfactory to AFC; PROVIDED, HOWEVER, that AFC shall not incur any brokerage commissions or other costs in connection therewith and shall not be required to accept payment of the Exercise Price in any form not authorized under section 6.

The choice among the foregoing alternatives shall be made by AFC in its sole and absolute discretion.

      SECTION 8. NET EXERCISE.

      (a) For purposes of this section 8, a "Net Exercise" is a transaction in which (i) an Option Holder exercises all or a portion of the Converted Option,
(ii) AFC issues to the Option Holder a number of shares of AFC Common Stock equal to the excess of (A) the number of shares of AFC Common Stock for which the Converted Option is exercised over (B) the smallest number of whole shares of AFC Common Stock that have an aggregate Fair Market Value (as defined below) at least equal to the aggregate Exercise Price that is due to AFC and (iii) AFC waives payment of the Exercise Price and cancels the Converted Option as to the number of shares of AFC Common Stock described in section 8(a)(ii)(B).

      (b) If the Option Holder of a Converted Option that was granted in substitution for a LISB Option granted under the LISB Directors Plan requests a Net Exercise of all or any portion of a Converted Option and establishes to the satisfaction of AFC that he owns, and has owned for a period of at least six (6) months, shares of AFC Common Stock having an aggregate Fair Market Value at least equal to the aggregate Exercise Price of that portion of the Converted Option that is being exercised, AFC shall approve such request. If AFC, in its discretion, elects to treat a request for a Cashless Exercise as a request for a Net Exercise pursuant to section 7(b)(ii), it shall approve such deemed request. The Option Holder shall not have the right to request, nor shall AFC have any obligation to consider or approve, a request for a Net Exercise in any other circumstances.

      (c) If a request for a Net Exercise is approved, AFC shall (i) cancel the Option Holder's Converted Option with respect to the entire number of shares of AFC Common Stock to which the Net Exercise is applicable; (ii) issue to the Option Holder a number of shares of AFC Common Stock equal to excess of (A) the number of shares of AFC Common Stock for which the Converted Option is being canceled over (B) the smallest number of whole shares of AFC Common Stock that have an aggregate Fair Market Value as of the date of exercise at least equal to the aggregate Exercise Price that is due to AFC and (iii) waive payment of the Exercise Price in exchange for cancellation of the Converted Option as to the number of shares of AFC Common Stock described in section 8(c)(ii)(B).

      (d) For purposes of this section 8 and section 13(d), the "Fair Market Value" of a share of AFC Common Stock on any date means: (i) the average of the highest and lowest reported sales prices on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange (including the Nasdaq Stock Market as a national securities exchange for this purpose) on which the shares of AFC Common Stock are then listed or admitted to trading; or (ii) if shares of AFC Common Stock are not listed or admitted to trading on any such exchange, the average of the closing high bid and low asked quotations with respect to a share of AFC Common Stock on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the AFC Committee (as defined below), then in use; or (iii) if sections 8(d)(i) and (ii) are not applicable, the fair market value of a share of AFC Common Stock as the AFC Committee may determine in good faith.

      SECTION 9. DIVIDEND EQUIVALENT RIGHTS.

          The Option Holder shall have no rights to dividend equivalents with respect to the shares of AFC Common Stock available for purchase under any unexercised Converted Option.

      SECTION 10. TAX REIMBURSEMENTS.

          The Option Holder shall have no right to any reimbursement, indemnification or other payment, cash or otherwise, in relation to any federal, state or local taxes for which the Option Holder may be liable in connection with the exercise of a Converted Option or any portion thereof.

      SECTION 11. STOCK APPRECIATION RIGHTS.

          The Option Holder shall have no right to receive from AFC any cash payment in full or partial settlement of his rights in, to or under a Converted Option, whether denominated a limited right, stock appreciation right, appreciation right, surrender option, SAR, or LSAR or known by any other name.

      SECTION 12. DELIVERY AND REGISTRATION OF AFC COMMON STOCK.

          The obligation of AFC to deliver AFC Common Stock pursuant to any Converted Option shall, if the AFC Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such AFC Common Stock is to be delivered, in such form as the AFC Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the AFC Common Stock or upon the occurrence of any other event eliminating the necessity of such representation. AFC shall not be required to deliver any AFC Common Stock under this Agreement prior to (a) the admission of such AFC Common Stock to listing on any stock exchange on which AFC Common Stock may then be listed, or
(b) the

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completion of such registration or other qualification under any state or federal law, rule or regul ations as the AFC Committee shall determine to be necessary or advisable.

      SECTION 13. ADJUSTMENTS IN THE EVENT OF REORGANIZATION.

      (a) The existence of any Converted Option hereunder shall not limit, affect or restrict in any way the right or power of the Board of Directors of AFC or the shareholders of AFC to make or authorize (i) any adjustment, recapitalization, reorganization or other change in AFC's or any subsidiary's capital structure or its business, (ii) any merger, consolidation or change in the ownership of AFC or any subsidiary, (iii) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting AFC's or any subsidiary's capital stock or the rights thereof, (iv) any dissolution or liquidation of AFC or any subsidiary, (v) any sale or transfer of all or any part of AFC's or any subsidiary's assets or business, or (vi) any other corporate act or proceeding by AFC or any subsidiary. No Option Holder or any other person shall have any claim against any member of the Board of Directors of AFC or the AFC Committee, or any subsidiary, or any employees, officers or agents of AFC or any subsidiary, as a result of any such action.

      (b) In the event of any merger, consolidation, or other business reorganization in which AFC is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of shares of AFC Common Stock held by each person who is then a shareholder of record, the number of shares of AFC Common Stock then subject to a Converted Option and the Exercise Price per share of such Converted Option shall be adjusted to account for such event. Such adjustment shall be effected by multiplying the number of shares of AFC Common Stock then subject to the Converted Option by an amount equal to the number of shares of AFC Common Stock that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one share of AFC Common Stock (the "Adjustment Factor") and the Exercise Price of the Converted Option shall be adjusted by dividing the Exercise Price by the Adjustment Factor; PROVIDED, HOWEVER, that the AFC Committee may, in its discretion, establish another appropriate method of adjustment that substantially preserves the value, rights and benefits of the Converted Option.

      (c) If AFC enters into or is involved in any merger, reorganization or other business combination with any person or entity (such merger, reorganization or other business combination to be referred to herein as a "Merger Event") in which AFC will not be, or is not, the surviving corporation, and AFC determines not to make the cash or certified check payment described in section 13(d), AFC shall compel and obligate, as a condition of the consummation of the Merger Event, the surviving or resulting corporation and/or the other party to the Merger Event, as necessary, or any parent, subsidiary or acquiring corporation thereof, to grant substitute stock options in respect of the shares of common or other capital stock of such surviving or resulting corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Converted Options.

      (d) Notwithstanding anything to the contrary, if any Merger Event occurs, AFC shall have the right, but not the obligation, to pay to each affected Option Holder an amount in cash or certified check equal to the excess of the Fair Market Value of the AFC Common Stock underlying any affected unexercised Converted Options as of the date of the execution of the agreement evidencing the Merger Event over the aggregate Exercise Price of such unexercised Converted Options.

      (e) Upon receipt by any affected Option Holder of any such cash, certified check, or substitute stock options as a result of any such Merger Event, such Option Holder's affected Converted Options for which such cash, certified check or substitute awards was received shall be thereupon cancelled without the need for obtaining the consent of any such affected Option Holder.

      (f) The foregoing adjustments and the manner of application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options, shall be determined in good faith by the AFC Committee in its sole discretion. Any such adjustment may provide for the elimination of fractional shares.

      SECTION 14. ADMINISTRATION.

      (a) Each Converted Option shall be administered by the committee of the Board of Directors of AFC appointed by AFC to administer AFC's 1996 Stock Option Plan for Officers and Employees of AFC (the "AFC Committee").

      (b) The AFC Committee is authorized to construe and interpret the Converted Option and this Option Conversion Agreement to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Converted Options. Subject to the terms and conditions hereof, the AFC Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Converted Options including, without limitation, (i) imposing such restrictions, terms and conditions upon such Converted Option as the AFC Committee shall deem appropriate, and (ii) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Converted Options and/or the terms and conditions contained in this Option Conversion Agreement. The AFC Committee may designate persons other than members of the AFC Committee to carry out the day-to-day ministerial administration of the Converted Options under such conditions and limitations as it may prescribe. The AFC Committee's determinations need not be uniform and may be made selectively among Option Holders, whether or not such Option Holders are similarly situated. Any determination, decision or action of the AFC Committee in connection with the construction, interpretation, administration, implementation or maintenance of any Converted Option shall be final, conclusive and binding upon all Option Holders and any person(s) claiming under or through any Option Holders.

      (c) Neither the Board of Directors of AFC nor the AFC Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Converted Options and the members of the Board of Directors of AFC and the AFC Committee shall be entitled to indemnification and reimbursement by AFC in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

      SECTION 15. NO RIGHT TO CONTINUED SERVICE. Nothing herein nor any action of the Board of Directors of AFC or of the AFC Committee with respect to a Converted Option shall be held or construed to confer upon the Option Holder any right to a continuation of service by AFC or any direct or indirect subsidiary thereof. The Option Holder may be dismissed or otherwise dealt with as though this Converted Option or the related LISB Option did not exist.

      SECTION 16. TAXES. Where any person is entitled to receive shares of AFC Common Stock pursuant to the exercise of the Converted Option granted hereunder, AFC shall have the right to require such person to pay to AFC the amount of any tax which AFC is required to withhold with respect to such shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of AFC Common Stock to cover the amount required to be withheld.

      SECTION 17. NOTICES. Any communication required or permitted to be given hereunder, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

      (a) If to AFC or the AFC Committee:

          Astoria Financial Corporation
          One Astoria Federal Plaza
          Lake Success, New York   11042
          Attention:  Corporate Secretary
                      -------------------

          (b) If to the Option Holder, to the Option Holder's address as shown on the Stock Option Certificate or specified in any subsequent notice to AFC.

      SECTION 18. RESTRICTIONS ON TRANSFER.

          The Converted Option granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Option Holder other than by will or by the laws of descent and distribution or as otherwise permitted herein. To name a Beneficiary who may exercise the Option Holder's Converted Options following the Option Holder's death, the Option Holder must complete the attached Appendix B and file it with the Corporate Secretary of AFC prior to his or her death. If this Converted Option is designated as an ISO, the Option Holder shall not, without prior notice to the AFC Committee, dispose of shares of AFC Common Stock acquired pursuant to the exercise of an "Incentive Stock Option" until after the later of (a) the second anniversary of the date on which the Incentive Stock Option was granted, or (b) the first anniversary of the date on which the shares were acquired.

      SECTION 19. SUCCESSORS AND ASSIGNS.

          The Option Conversion Agreement shall inure to the benefit of and shall be binding upon AFC and the Option Holder and their respective heirs, successors and assigns.

      SECTION 20. CONSTRUCTION OF LANGUAGE.

          Whenever appropriate in the Exhibit A, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Exhibit A, unless the context clearly indicates otherwise.

      SECTION 21. GOVERNING LAW.

          This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

      SECTION 22. AMENDMENT.

          The Option Conversion Agreement may be amended, in whole or in part and in any manner, at any time and from time to time, by AFC upon written notice to the Option Holder; PROVIDED, HOWEVER, that no amendment which materially adversely affects the rights of the Option Holder with respect to the Converted Option shall be effective unless the Option Holder consents in writing thereto.

                 APPENDIX A TO OPTION CONVERSION AGREEMENT
      STOCK OPTIONS GRANTED PURSUANT TO SECTION 1.04 OF THE AGREEMENT
 AND PLAN OF MERGER, DATED AS OF THE 2ND DAY OF APRIL, 1998, AS AMENDED, BY AND BETWEEN ASTORIA FINANCIAL CORPORATION AND LONG ISLAND BANCORP, INC.

                    NOTICE OF EXERCISE OF STOCK OPTION
--------------------------------------------------------------------------------
Use this Notice to inform the AFC Committee administering the Stock Options granted pursuant to section 1.04 of the Agreement and Plan of Merger dated as of the 2nd day of April, 1998, as amended, by and between Astoria Financial Corporation and Long Island Bancorp, Inc. that you are exercising your right to purchase shares of Common Stock of Astoria Financial Corporation ("AFC") pursuant to an option ("Converted Option") granted under the Plan. If you are not the person to whom the Option was granted ("Option Recipient"), you must attach to this Notice proof of your right to exercise the Option granted under the Option Conversion Agreement entered into by AFC and the Option Recipient ("Option Conversion Agreement"). This Notice should be personally delivered or mailed by certified mail, return receipt requested to: Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042, Attention:
Carol O'Reilly. The effective date of the exercise of the Option shall be the earliest date practicable following the date this properly completed Notice is received by AFC, but in no event more than three business days after such date ("Effective Date"). Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Option Conversion. This Notice is subject to all of the terms and conditions of the Option Conversion Agreement.

OPTION INFORMATION  Identify below the Option that you are exercising by providing the following information from the Option Conversion Agreement.

 NAME OF OPTION HOLDER: _______________________________________________________

 OPTION GRANT DATE: _______________, ______ EXERCISE PRICE PER SHARE: $_____.__
                      (Month and Day)  (Year)

EXERCISE PRICE Compute the exercise price below and select a method of payment.

 TOTAL EXERCISE PRICE _______________ x $___________.__ = $___________________
                      (No. of Shares)   (Exercise Price)  Total Exercise Price

 METHOD OF PAYMENT

     / / I enclose a certified check, money order, or bank draft payable to the order of Astoria Financial Corporation in the amount of the Total Exercise Price

     / /  Cashless Exercise (subject to approval by the AFC Committee)

     / /  Net Exercise (subject to approval by the AFC Committee)

ISSUANCE OF CERTIFICATES

     I hereby direct that the stock certificates representing the shares of AFC Common Stock purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

          NAME AND ADDRESS                 SOCIAL SECURITY NO.    NO. OF SHARES

________________________________________
________________________________________  _______-______-_______  _____________

________________________________________
________________________________________  _______-______-_______  _____________


WITHHOLDING ELECTIONS For Employee Option Recipients with Non-Qualified Stock
                      Options only.

     Beneficiaries and Outside Directors should not complete. I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the shares of AFC Common Stock to be issued to me pursuant to this Notice, but that I may request AFC to retain or sell a sufficient number of such shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:


          / / With a certified or bank check that I will deliver to AFC on or before the Effective Date of my Option exercise.

          / / With the proceeds from a sale of Shares of AFC Common Stock that would otherwise be distributed to me.

          / / Retain Shares of AFC Common Stock that would otherwise be distributed to me.

     I understand that the withholding elections I have made on this form are not binding on the AFC Committee, and that the AFC Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the AFC Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me.

     I further understand that if I have elected to have shares of AFC Common Stock sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more shares of AFC Common Stock than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS


S  H  I understand that I must rely on, and consult with, my own tax and legal
I  E  counsel (and not Astoria Financial Corporation) regarding the application
G  R  of all laws -- particularly tax and securities laws -- to the transactions
N E to be effected pursuant to my Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of shares of AFC Common Stock issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

______________________________________________         ________________________
                 Signature                             Date

_______________________________________________________________________________
                                   Address

--------------------------------------------------------------------------------
--------------------------------INTERNAL USE ONLY-------------------------------
--------------------------------------------------------------------------------

ASTORIA FINANCIAL CORPORATION

                   Received [CHECK ONE]: / / By Hand    / / By Mail Post Marked


                                                         ______________________
                                                              DATE OF POST MARK

By _________________________________________________     ______________________
                  AUTHORIZED SIGNATURE                        DATE OF RECEIPT
--------------------------------------------------------------------------------

                 APPENDIX B TO STOCK OPTION CONVERSION AGREEMENT
                 STOCK OPTIONS GRANTED PURSUANT TO SECTION 1.04
  OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF THE 2ND DAY OF APRIL, 1998,
            AS AMENDED, BY AND BETWEEN ASTORIA FINANCIAL CORPORATION
                         AND LONG ISLAND BANCORP, INC.

                          BENEFICIARY DESIGNATION FORM

--------------------------------------------------------------------------------

GENERAL        Use this form to designate the Beneficiary(ies) who may exercise
INFORMATION    Converted Options outstanding to you at the time of your death under the Option Conversion Agreement dated September 30, 1998 between Astoria Financial Corporation and the Option Holder named below.

Name of Person
Making Designation ________________________ Social Security Number ___-___-____

Name of
Option Holder _____________________________ Social Security Number ___-___-____


BENEFICIARY    Complete sections A and B. If no percentage shares are specified,
DESIGNATION    each beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class
               (primary or contingent) shall be increased proportionately.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person(s) as my primary Beneficiary(ies) under the Option Conversion Agreement, reserving the right to change or revoke this designation at any time prior to my death:

        NAME               ADDRESS           RELATIONSHIP   BIRTHDATE    SHARE
                   ________________________
__________________                           ____________   _________ _________%
                   ________________________

                   ________________________
__________________                           ____________   _________ _________%
                   ________________________

                   ________________________
__________________                           ____________   _________ _________%
                   ________________________                           Total=100%

B CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Option Conversion Agreement to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Converted Options:

        NAME               ADDRESS           RELATIONSHIP   BIRTHDATE    SHARE
                   ________________________
__________________                           ____________   _________ _________%
                   ________________________

                   ________________________
__________________                           ____________   _________ _________%
                   ________________________

                   ________________________
__________________                           ____________   _________ _________%
                   ________________________                           Total=100%


S H I understand that this Beneficiary Designation shall be effective only if I E properly completed and received by the Corporate Secretary of Astoria
G R Financial Corporation prior to my death, and that it is subject to all of N E the terms and conditions of the Option Conversion Agreement. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Converted Options.


______________________________________________         ________________________
               Your Signature                                   Date


--------------------------------------------------------------------------------
--------------------------------INTERNAL USE ONLY-------------------------------
--------------------------------------------------------------------------------



This Beneficiary Designation was received by                   Comments
Astoria Financial Corporation on the date indicated.


By___________________________   __________
     Authorized Signature          Date

--------------------------------------------------------------------------------